UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2004

Sepracor Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19410	22-2536587
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

84 Waterford Drive Marlborough, MA		01752
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 481-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

As previously reported, on September 17, 2004, Sepracor Inc. (the “Registrant”) entered into a purchase agreement (the “Purchase Agreement”) with Morgan Stanley & Co. Incorporated (the “Initial Purchaser), pursuant to which the Registrant sold $500 million in aggregate principal amount of 0% convertible senior subordinated notes due 2024 (the “Notes”) to the Initial Purchaser.  Under the terms of the Agreement, the Registrant also granted to the Initial Purchaser an option (the “Option”) to purchase up to an additional $100 million of Notes within 30 days of the date of the Purchase Agreement.

On October 15, 2004, the Registrant entered into an amendment to the Purchase Agreement (the “Amendment”), extending until November 29, 2004 the date until which the Initial Purchaser may exercise its Option.

The foregoing description is qualified in its entirety by reference to the Amendment, which is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sepracor Inc.

Date: October 18, 2004	By:	/s/ Robert F. Scumaci
Robert F. Scumaci Executive Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Purchase Agreement dated September 17, 2004